Exhibit 23.4

Consent of S-Cube Financial Consulting Ltd.

Israel Bar

Chief Executive Officer

Maris -Tech Ltd

3 Golda Meir Street

Ness Ziona, Israel 7403648

Mr. Bar:

We hereby consent to the reference of our firm and valuation report, dated May 25, 2021, to Maris -Tech Ltd (“Maris”), under the heading “Experts” in, and in the notes to the financial statements included in, the prospectus relating to the public offering of certain securities of Maris, which prospectus forms a part of the Registration Statement on Form F-1 of Maris (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Gideon Shalom-Bendor
S-CUBE FINANCIAL CONSULTING LTD.

November 1, 2021